Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of SP Plus Corporation (the “Company”) for the quarterly period ending September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ G MARC BAUMANN
Name:	G Marc Baumann

Title:	Director, President and Chief Executive Officer
(Principal Executive Officer)

Date: November 5, 2015

/s/ VANCE C JOHNSTON
Name:	Vance C. Johnston

Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: November 5, 2015

/s/ KRISTOPHER H. ROY
Name:	Kristopher H. Roy

Title:	Senior Vice President, Corporate Controller
and Assistant Treasurer
(Principal Accounting Officer and Duly Authorized Officer)

Date: November 5, 2015

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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